Exhibit 99.1

CONTACTS:	Dennis M. Oates	Steven V. DiTommaso	June Filingeri
	Chairman,	Vice President and	President
	President and CEO	Chief Financial Officer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7661	(203) 972-0186

UNIVERSAL STAINLESS REPORTS STRONG Third QUARTER 2023 RESULTS

•	Q3 2023 Sales reach $71.3 million, up 3% from Q2 2023, up 54% year-over-year

•	Premium Alloy sales of $16.5 million, up 28% from Q2 2023, more than double year-over-year

•	Gross margin improves to 15.2% of sales, highest since Q2 2018

•	Operating income of $4.4 million, up 43% from Q2 2023

•	Net income doubles from Q2 2023 to $1.9 million, or $0.20 per diluted share

•	Q3 2023 EBITDA is $9.2 million; Adjusted EBITDA is $9.5 million, up 20% from Q2 2023

•	Cash flow from operations is $6.7 million for the quarter; $17.8 million year-to-date

BRIDGEVILLE, PA, October 25, 2023 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales of $71.3 million for the third quarter of 2023, an increase of 3% from $69.0 million in the second quarter of 2023, and up 54% from net sales of $46.2 million in the third quarter of 2022. For the first nine months of 2023, net sales increased 41% to $206.2 million from $145.9 million in the same period of 2022.

Sales of premium alloys totaled $16.5 million, or 23.1% of sales, in the third quarter of 2023, versus 18.6% of 2023 second quarter sales and 17.3% of third quarter 2022 sales. Year-to-date 2023 premium alloy sales increased 83% to $47.0 million, or 22.8% of sales, from $25.7 million, or 17.6% of sales, in the same period of 2022. The Company’s backlog of premium alloys means that this positive momentum should continue in the fourth quarter.

The Company’s premium alloy sales are mainly driven by aerospace demand, and aerospace has driven growth in the Company’s specialty alloys as well.  Third quarter 2023 aerospace sales increased 5% sequentially to a record $53.9 million, or 75.6% of sales, compared with $51.3 million, or 74.3% of sales in the second quarter of 2023, and increased 70.3% from $31.7 million, or 68.5% of sales in the third quarter of 2022.  Year-to-date 2023 aerospace sales reached $154.1 million.

The Company’s gross margin continued to improve in the 2023 third quarter and totaled $10.9 million, or 15.2% of sales, the highest since the second quarter of 2018.  The gross margin in the most recent quarter mainly benefited from a richer product mix and higher selling prices, despite the headwind of negative surcharge misalignment as commodity prices fell during the period and reduced sales and margin.

Operating income increased 43% to $4.4 million in the third quarter of 2023 compared with $3.1 million, in the second quarter of 2023.  In the third quarter of 2022, the Company incurred an operating loss of $2.3 million.

The Company’s net income more than doubled to $1.9 million, or $0.20 per diluted share, in the third quarter of 2023, compared with $0.9 million, or $0.10 per diluted share, in the second quarter of 2023.  In the third quarter of 2022, the Company incurred a net loss of $1.3 million, or $0.14 per diluted share.  For the first nine months of 2023, net income was $2.2 million, or $0.25 per diluted share.

The Company’s EBITDA for the third quarter of 2023 increased to $9.2 million from $7.6 million in the 2023 second quarter.  Third quarter 2023 adjusted EBITDA increased 20% to $9.5 million from $7.9 million in the second quarter of 2023.

Dennis Oates, Chairman, President and CEO, commented: “We continued to meet our growth plan for the third quarter with sales of $71.3 million -- the second highest ever, gross margin expansion to 15.2%, a doubling of our net income sequentially to $1.9 million, or $0.20 per diluted share, and a 20% increase in adjusted EBITDA, which was one and a half times greater than in the third quarter a year ago. Our profitability benefitted from a richer product mix and higher prices, even as we experienced negative surcharge misalignment due to falling commodity prices.

“We also grew premium alloy sales compared to the second quarter, and our aerospace sales achieved a record $54 million. Demand for our products remains robust, and we have a substantial book of business extending through 2024, with 37% of our backlog consisting of premium alloys.

“We are now in the commissioning phase of our capital project to add two Vacuum-Arc Remelt (VAR) furnaces at our North Jackson facility.  Once complete, this project will increase our capacity in premium and specialty alloys by 20%. It also will enable us to further expand our portfolio of more technologically advanced, higher margin products, with added applications in the aerospace market, including defense.

“We are on-track to achieve further sequential growth in the fourth quarter along with record sales and strengthened profitability for full year 2023.  As we look to 2024, we are highly optimistic that our positive growth trajectory will continue.  Our confidence is based on the commitment, hard work and talents of all our employees.”

Financial Position

Managed working capital, defined as accounts receivable, plus inventory, minus accounts payable, minus other current liabilities, was $151.6 million at September 30, 2023 compared with $148.4 million at June 30, 2023 and $147.4 million at September 30, 2022.  Inventory at the end of the third quarter of 2023 was $150.8 million, which is down from $151.6 million at the end of the 2023 second quarter and $158.8 million at the end of the third quarter of 2022.

Backlog (before surcharges) at September 30, 2023 remained at a robust level of $345 million compared with $355 million at June 30, 2023 and $246 million at September 30, 2022.  The average selling price per pound in the backlog increased by more than 5% compared with June 30, 2023.

The Company reduced total debt by $3.8 million to $89.5 million compared to $93.3 million at June 30, 2023.  Total debt at September 30, 2022 was $86.6 million. Third quarter 2023 interest expense of $2.1 million was in line with $2.0 million in the 2023 second quarter, but up 75% from the third quarter of 2022, due mainly to higher interest rates on the Company’s variable debt.

Capital expenditures for the third quarter of 2023 totaled $2.7 million versus $2.4 million in the 2023 second quarter and $5.5 million in the third quarter of 2022.

Conference Call and Webcast

The Company has scheduled a conference call for today, October 25th, at 10:00 a.m. (Eastern) to discuss third quarter 2023 results. If you wish to listen to the live conference call via telephone, please Click Here to register for the call and obtain your dial-in number and personal PIN number. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the fourth quarter of 2023.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of its sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its impact on the Company and our customers and suppliers; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$71,283	$46,196	$206,163	$145,914

Cost of products sold	60,424	43,218	177,732	134,144

Gross margin	10,859	2,978	28,431	11,770

Selling, general and administrative expenses	6,449	5,279	19,479	15,605

Operating income (loss)	4,410	(2,301)	8,952	(3,835)

Interest expense	2,073	1,165	6,020	2,632
Deferred financing amortization	65	56	195	168
Other expense (income), net	42	(599)	5	(625)

Income (loss) before income taxes	2,230	(2,923)	2,732	(6,010)

Income taxes	300	(1,626)	419	(1,661)

Net income (loss)	$1,930	$(1,297)	$2,313	$(4,349)

Net income (loss) per common share - Basic	$0.21	$(0.14)	$0.26	$(0.49)
Net income (loss) per common share - Diluted	$0.20	$(0.14)	$0.25	$(0.49)

MARKET SEGMENT INFORMATION

(Dollars in thousands; unaudited)	Three months ended		Nine months ended
	September 30,		September 30,
Net Sales	2023	2022	2023	2022

Service centers	$56,768	$33,382	$159,928	$103,575
Original equipment manufacturers	5,142	3,986	13,218	12,872
Rerollers	2,373	3,386	12,700	14,783
Forgers	5,285	4,540	16,740	12,829
Conversion services and other	1,715	902	3,577	1,855

Total net sales	$71,283	$46,196	$206,163	$145,914

Tons shipped	8,246	5,926	23,934	20,071

MELT TYPE INFORMATION

(Dollars in thousands; unaudited)	Three months ended		Nine months ended
	September 30,		September 30,
Net Sales	2023	2022	2023	2022

Specialty alloys	$53,092	$37,308	$155,588	$118,352
Premium alloys *	16,476	7,986	46,998	25,707
Conversion services and other sales	1,715	902	3,577	1,855

Total net sales	$71,283	$46,196	$206,163	$145,914

END MARKET INFORMATION **

(Dollars in thousands; unaudited)	Three months ended		Nine months ended
	September 30,		September 30,
Net Sales	2023	2022	2023	2022

Aerospace	$53,978	$31,664	$154,198	$97,439
Power generation	715	1,553	3,131	5,074
Oil & gas	2,592	3,706	10,398	12,725
Heavy equipment	8,940	6,225	24,799	21,504
General industrial, conversion services and other	5,058	3,048	13,637	9,172

Total net sales	$71,283	$46,196	$206,163	$145,914

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands; unaudited)	September 30,	December 31,
	2023	2022
Assets

Cash	$177	$2,019
Accounts receivable, net	36,984	30,960
Inventory	150,751	154,193
Other current assets	8,621	10,392

Total current assets	196,533	197,564
Property, plant and equipment, net	158,881	163,490
Deferred income taxes	-	143
Other long-term assets	1,602	2,137

Total assets	$357,016	$363,334

Liabilities and Stockholders' Equity

Accounts payable	$35,095	$38,179
Accrued employment costs	5,119	2,790
Current portion of long-term debt	3,697	3,419
Other current liabilities	1,006	1,112

Total current liabilities	44,917	45,500
Long-term debt, net	85,832	95,015
Deferred income taxes	219	-
Other long-term liabilities, net	3,053	3,066

Total liabilities	134,021	143,581
Stockholders’ equity	222,995	219,753

Total liabilities and stockholders’ equity	$357,016	$363,334

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Dollars in thousands; unaudited)	Nine months ended
	September 30,
	2023	2022

Operating activities:
Net income (loss)	$2,313	$(4,349)
Adjustments for non-cash items:
Depreciation and amortization	14,331	14,351
Amortization of deferred debt financing costs	194	169
Deferred income tax	370	(1,675)
Share-based compensation expense	1,008	1,001
Changes in assets and liabilities:
Accounts receivable, net	(6,024)	(1,938)
Inventory	2,159	(19,342)
Accounts payable	(743)	7,255
Accrued employment costs	2,329	(335)
Other assets and liabilities, net	1,909	(1,449)

Net cash provided by (used in) operating activities	17,846	(6,312)

Investing activity:
Payments for property, plant and equipment	(9,656)	(10,974)

Net cash used in investing activity	(9,656)	(10,974)

Financing activities:
Borrowings under revolving credit facility	151,929	102,098
Payments on revolving credit facility	(159,383)	(83,260)
Issuance of common stock under share-based plans	82	62
Payments on term loan facility and finance leases	(2,660)	(1,666)

Net cash (used in) provided by financing activities	(10,032)	17,234

Net decrease in cash	(1,842)	(52)
Cash at beginning of period	2,019	118
Cash at end of period	$177	$66

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands; unaudited)	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income (loss)	$1,930	$(1,297)	$2,313	$(4,349)
Interest expense	2,073	1,165	6,020	2,632
Income taxes	300	(1,626)	419	(1,661)
Depreciation and amortization	4,688	4,826	14,331	14,351
EBITDA	8,991	3,068	23,083	10,973
Share-based compensation expense	336	306	1,008	695
Fixed cost absorption direct charge	-	-	-	1,300
Spill costs in addition to absorption charge, net	-	1,490	-	2,270
AMJP benefit	-	(632)	-	(2,818)
Adjusted EBITDA	$9,327	$4,232	$24,091	$12,420